Exhibit 10.1

FOURTH AMENDMENT TO CODE SHARE AND REGULATORY

COOPERATION AND MARKETING AGREEMENT

This Fourth Amendment to the Code Share and Regulatory Cooperation and Marketing Agreement by and between United Air Lines, Inc. and Great Lakes Aviation, Ltd. is effective as of April 25, 2011 by and between United Air Lines, Inc. (“UA”) and Great Lakes Aviation, Ltd. (“ZK”) (UA and ZK, each a “Party” and together, the “Parties”).

RECITALS

WHEREAS, UA and ZK have previously executed that certain Code Share and Regulatory Cooperation and Marketing Agreement effective as of May 1, 2001 (United Contract No. 155716; the “Agreement”), as amended from time to time; and

WHEREAS, pursuant to Section 22 of the Agreement, the Parties may modify or amend the Agreement; and

WHEREAS, the Parties have mutually agreed to revise the Agreement in accordance with the terms and conditions of this Fourth Amendment; and

NOW, THEREFORE, in consideration of the promises and the mutual obligations hereinafter set forth, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the Parties agree as follows:

1. All capitalized terms not otherwise defined in this Fourth Amendment shall have the meanings given them in the Agreement. In the event of conflict between the terms of this Fourth Amendment and the terms of the Agreement, the terms of this Fourth Amendment shall prevail.

2. Section 5 of the Agreement – Term – is deleted and restated in its entirety to read as follows:

“This Agreement, as amended, will continue through and expire on August 1, 2011; provided, however, that this Agreement may be terminated by either Party at that Party’s election for convenience and, without cause, upon one hundred and eighty (180) days’ prior written notice.”

3. Counterparts. This Fourth Amendment may be executed in any number of counterparts, by original or facsimile signature, each of which when executed and delivered shall be deemed an original and such counterparts together shall constitute one and the same instrument.

4. Full Force. The terms of this Fourth Amendment and the recitals to this Fourth Amendment are deemed to be incorporated in, and made a part of, the Agreement. Except as otherwise amended herein, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have by their duly authorized officers caused this Fourth Amendment to be entered into and signed as of the day and year first above written.

UNITED AIR LINES, INC.		GREAT LAKES AVIATION, LTD.

By:	/s/ Mark Schwab	By:	/s/ Charles R. Howell IV
Name:	Mark Schwab	Name:	Charles R. Howell IV

Title:	Sr. VP Alliances	Title:	Chief Executive Officer

Date:	April 29, 2011	Date:	April 25, 2011